UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 24, 2012

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CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2575, Houston, Texas - 77056
(Address of principal executive offices)

(713) 797-2940
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 24, 2012, CAMAC Energy Inc. (“CAMAC Energy” or the “Company”), through an indirect wholly owned subsidiary, signed two Petroleum Exploration, Development & Production Licenses with The Republic of The Gambia (the “Licenses”), for two previously awarded exploration blocks A2 and A5 (“the Blocks”).  For both Blocks, the Company will be the operator, with the Gambia National Petroleum Company (GNPC) having the right to elect to participate up to a 15% interest, following approval of a development and production plan. The Company is responsible for all expenditures prior to such approval even if the GNPC elects to participate.

The Licenses for both Blocks provide for an initial exploration period of four years with specified work obligations during that period.  Prior to the end of the initial exploration period, the Company will conduct for each Block a regional geological study, acquire, process and interpret 3D seismic data, drill one exploration well to the total depth of 5,000 meters below mean sea level and evaluate drilling results, with the first two work obligations due prior to the end of the second year.  The Company has the right to apply for up to two additional two-year exploration periods with specified additional minimum work obligations including with each period the drilling of one exploration well for each Block.

Both Licenses provide for a signature bonus of $1,000,000, payable to the Government within thirty days of the signing.  In addition, the Licenses require annual rental payments equal to $150 per square kilometer during the initial exploration period, $250 per square kilometer during the first extension exploratory period, $500 per square kilometer for the second extension exploration period and $1,000 per square kilometer during the development and production period.  Training and resource fees range from $100,000 each year of the exploration period to $500,000 each year of the development and production period on each development and production area with respect to each License.

The maximum term of each License is 30 years from the signing date.  The Company is required to relinquish 20% of each License area prior to the commencement of the second extension exploratory period.  The Licenses expire as to any remaining License areas not subject to a development plan following the expiration of the last applicable exploration period.

Each of the Licenses also include customary provisions including but not limited to governing law, confidentiality, force majeure, arbitration, and abandonment and decommissioning costs.

Item 7.01   Regulation FD Disclosure.

On May 29, 2012, CAMAC Energy Inc. (the “Company”) issued a press release announcing that it has signed Petroleum Exploration, Development & Production Licenses with The Republic of Gambia for two previously awarded offshore exploration blocks, A2 and A5 (“the Blocks”).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.  By furnishing this information in this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

 Item 9.01   Financial Statements and Exhibits

(d) Exhibits

99.1         Press release of CAMAC Energy Inc. dated May 29, 2012.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.

Dated: May 31, 2012	By:	/s/ Earl W. McNiel
Earl W. McNiel
Interim Chief Financial Officer

EXHIBITS

Exhibit	Description
99.1	Press Release dated May 29, 2012.